                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         TRANSKARYOTIC THERAPIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         TRANSKARYOTIC THERAPIES, INC.
                               195 ALBANY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 349-0200

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2001

                          ----------------------------

    The 2001 Annual Meeting of Stockholders of Transkaryotic Therapies, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Thursday, June 14, 2001 at 10:00 a.m., Boston Time (the "Annual Meeting"), to consider and act upon the following matters:

    1. To elect seven directors to serve until the 2002 Annual Meeting of Stockholders.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors presently has no knowledge of any other business to be transacted at the meeting.

    TKT stockholders of record at the close of business on April 20, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock record books of the Company will remain open for inspection by stockholders of record until the Annual Meeting.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Michael J. Astrue, SECRETARY

Cambridge, Massachusetts
April 30, 2001

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                         TRANSKARYOTIC THERAPIES, INC.
                               195 ALBANY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                          ----------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 2001

                          ----------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transkaryotic Therapies, Inc. ("TKT" or the "Company") for use at the 2001 Annual Meeting of Stockholders of TKT to be held on June 14, 2001 (the "Annual Meeting") and at any adjournment of the Annual Meeting. All shares of common stock and Series A convertible preferred stock of the Company will be voted in accordance with each stockholder's instructions. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

    THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 30, 2001. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (OTHER THAN EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). PLEASE ADDRESS ALL SUCH REQUESTS TO TRANSKARYOTIC THERAPIES, INC., ATTENTION: CORPORATE COMMUNICATIONS, 195 ALBANY STREET, CAMBRIDGE, MASSACHUSETTS 02139.

VOTING SECURITIES AND VOTES REQUIRED

    On April 20, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 22,759,674 shares of Common Stock of the Company, par value $0.01 per share ("Common Stock") and 10,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock").

    Holders of Common Stock are entitled to one vote per share. Holders of Series A Preferred Stock are entitled to a number of votes equal to the number of shares of Common Stock into which their shares of Series A Preferred Stock are convertible as of the date of the Annual Meeting, which was approximately
357.14 votes per share of Series A Preferred Stock as of April 20, 2001. Except for the election of the Series A Director (as described below), the holders of Common Stock and Series A Preferred Stock will vote together as a single class on all matters.

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and the Series A Preferred Stock entitled to vote at the Annual Meeting, taken together as a whole, shall be necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered as present for purposes of determining whether a quorum is present but will not be counted for purposes of tabulating the number of votes cast and, therefore, will have no effect on the outcome of the proposal set forth in the Notice of Annual Meeting of Stockholders.

    The affirmative vote of a plurality of the votes cast by the holders of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting, taken together as a whole, is required for the election of directors ("Proposal 1A"), except for the Series A Director. The affirmative vote of the holders of a majority of the shares of the Series A Preferred Stock then outstanding is required for the election of Jonathan S. Leff as the Series A Director ("Proposal 1B").

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of February 16, 2001, regarding the ownership of the Company's Common Stock and Series A Preferred Stock by (i) each person known by the Company to own more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock, (ii) each of the Directors of the Company, (iii) each of the Executive Officers of the Company named in the Summary Compensation Table and (iv) all Directors and Executive Officers of the Company as a group. Except as indicated in the footnotes to this table, each person or entity listed has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the table.

                                                                                SHARES OF         PERCENTAGE OF
                                           SHARES OF                            SERIES A             SERIES A
                                          COMMON STOCK      PERCENTAGE OF    PREFERRED STOCK        PREFERRED      PERCENTAGE OF
                                          BENEFICIALLY       COMMON STOCK     BENEFICIALLY            STOCK         TOTAL STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNED(1)        OUTSTANDING(2)      OWNED(1)          OUTSTANDING(3)   OUTSTANDING(4)
------------------------------------      ------------      --------------   ---------------      --------------   --------------
FIVE PERCENT HOLDERS
Warburg, Pincus Equity Partners,           1,428,300(5)            6.3%           10,000(5)              100%            19.0%
  L.P. .................................
  466 Lexington Avenue, 10th Floor
  New York, NY 10017-3147

Putnam Investments, LLC ................   2,376,560(6)           10.5%               --                  --              9.0%
  One Post Office Square
  Boston, MA 02109

Aventis Pharmaceuticals Inc. ...........   2,187,408(7)            9.7%               --                  --              8.3%
  10236 Marion Park Drive
  Kansas City, MO 64137-1405

Banque Pictet S.A ......................   2,025,000(8)            8.9%               --                  --              7.7%
  1, boulevard Royal
  L-2449
  Luxembourg

Deutsche Bank AG .......................   1,648,100(9)            7.3%               --                  --              6.3%
  Taunusanlage 12, D-60325
  Frankfurt am Main
  Federal Republic of Germany

Biotech Invest S.A .....................   1,546,500(10)           6.8%               --                  --              5.9%
  c/o BB Biotech AG
  Vordergasse 3
  8200 Schaffhausen
  CH/Switzerland

                                                                                SHARES OF         PERCENTAGE OF
                                           SHARES OF                            SERIES A             SERIES A
                                          COMMON STOCK      PERCENTAGE OF    PREFERRED STOCK        PREFERRED      PERCENTAGE OF
                                          BENEFICIALLY       COMMON STOCK     BENEFICIALLY            STOCK         TOTAL STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNED(1)        OUTSTANDING(2)      OWNED(1)          OUTSTANDING(3)   OUTSTANDING(4)
------------------------------------      ------------      --------------   ---------------      --------------   --------------
DIRECTORS AND EXECUTIVE OFFICERS
Michael J. Astrue.......................      24,000(11)             *                --                  --                *
Daniel E. Geffken.......................     105,334(12)             *                --                  --                *
Walter Gilbert, Ph.D....................          --                --                --                  --               --
Joseph G. Habarta, Ph.D.................      12,500(13)             *                --                  --                *
Jonathan S. Leff .......................   1,467,505(14)           6.5%           10,000(14)             100%            19.2%
  c/o E. M. Warburg, Pincus & Co. LLC
  466 Lexington Avenue, 10th Floor
  New York, NY 10017-3147
William R. Miller.......................      45,678(15)             *                --                  --                *
Rodman W. Moorhead, III ................   1,521,423(16)           6.7%           10,000(16)             100%            19.4%
  c/o E. M. Warburg, Pincus & Co. LLC
  466 Lexington Avenue, 10th Floor
  New York, NY 10017-3147
William H. Pursley......................      79,334(17)             *                --                  --                *
Richard F Selden, M.D., Ph.D............     816,472(18)           3.6%               --                  --              3.1%
James E. Thomas.........................      15,307                 *                --                  --                *
Douglas A. Treco, Ph.D..................     271,499(19)           1.2%               --                  --              1.0%
Wayne P. Yetter.........................          --                --                --                  --               --
All directors and executive officers as
  a group (12 individuals)..............   2,892,095(20)          12.4%           10,000                 100%            24.1%

------------------------------

* Percentage is less than 1% of the total number of outstanding shares of Common Stock of the Company, or less than 1% of the total number of outstanding shares of Common Stock of the Company plus the total number of shares of Series A Preferred Stock outstanding on an as converted basis, as the case may be.

(1) The number of shares beneficially owned by each person is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has the sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of February 16, 2001 through the exercise of any stock option or other right. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2) The number of shares of Common Stock deemed outstanding for purposes of determining such percentage includes 22,708,241 shares outstanding as of February 16, 2001, and any shares subject to issuance upon exercise of options held by the person or entity in question that were exercisable on or exercisable within 60 days after February 16, 2001.

(3) The number of shares of Series A Preferred Stock deemed outstanding for purposes of determining such percentage consists of 10,000 shares outstanding as of February 16, 2001.

(4) The number of shares deemed outstanding for purposes of determining such percentage includes 22,708,241 shares of Common Stock outstanding as of February 16, 2001, 3,571,428 shares of Common Stock into which 10,000 shares of Series A Preferred Stock may be converted, and any shares subject to issuance upon exercise of options held by the person or entity in question that were exercisable on or exercisable within 60 days after February 16, 2001.

(5) The stockholder is Warburg, Pincus Equity Partners, L.P., including three affiliated partnerships ("WPEP"). Warburg, Pincus & Co. ("WP") is the sole general partner of WPEP. WPEP is managed by E.M. Warburg, Pincus & Co., LLC ("EMWP"). Lionel I. Pincus is the managing partner of WP and the managing member of EMWP and may be deemed to control both entities.

(6) The information presented herein is as reported in, and based solely upon, a
    Schedule 13G/A filed with the SEC on March 13, 2001 by Putnam Investments, LLC ("PI") on behalf of itself and Marsh & McLennan Companies, Inc., a Delaware corporation ("MMC"), Putnam Investment Management, LLC., a Massachusetts limited liability company ("PIM"), The Putnam Advisory Company, LLC, a Massachusetts limited liability company ("PAC"), and Putnam New Opportunities Fund, Putnam Health Sciences Trust and PCM New Opportunities Fund, each a voluntary association known as a Massachusetts business trust organized under Massachusetts law. PI, which is a wholly-owned subsidiary of MMC, wholly owns PIM and PAC, each a registered investment adviser. PIM is the investment adviser to the Putnam family of mutual funds, in which capacity it has shared dispositive power with respect to 2,108,440 shares of Common Stock. PAC is the investment adviser to PIM's institutional clients, in which capacity it has shared dispositive power with respect to 268,120 shares of Common Stock. PI and MMC disclaim beneficial ownership of all of the shares listed as beneficially owned.

(7) The information presented herein is based solely upon a Form 4 filed with the SEC on March 1, 2001 by both Aventis Pharmaceuticals, Inc. ("Aventis"), formerly known as Hoechst Marion Roussel, Inc., a Delaware corporation, and Aventis S.A., a French corporation. On December 15, 1999, Aventis became a wholly-owned subsidiary of Aventis, S.A.

(8) The information presented herein is as reported in, and based in part upon, a Schedule 13G/A filed with the SEC on April 30, 2000 by Banque Pictet S.A., a Luxembourg corporation ("Pictet") and Pictet Global Sector Fund Biotech ("Pictet Biotech"). Pictet and Pictet Biotech reported beneficial ownership of and shared voting and dispositive power with respect to all of the shares listed as beneficially owned. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(9) Includes shares owned by Deutsche Fonds Holding GmbH, DWS Investment GmbH, Deutsche Vermogensbildungsgesellschaft mbH and DWS Investment Management S.A. Luxembourg.

(10) The information presented herein is as reported in, and based upon, a
    Schedule 13G/A filed with the SEC on March 22, 2001 by BB Biotech AG on behalf of its wholly-owned subsidiary, Biotech Invest S.A.

(11) Consists of 24,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(12) Consists of 105,334 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(13) Consists of 12,500 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(14) Includes 1,428,300 shares of Common Stock held by WPEP, 38,657 shares of Common Stock held by WP, 10,000 shares of Series A Preferred Stock held by WPEP and 548 shares of Common Stock held by Mr. Leff. Mr. Leff is a general partner of WP and a managing director and member of EMWP. Shares held by WPEP and WP are included because of Mr. Leff's affiliation with the Warburg Pincus entities. Mr. Leff disclaims beneficial ownership of all shares held by WPEP and WP.

(15) Includes 11,750 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Director's Plan.

(16) Includes 1,428,300 shares of Common Stock held by WPEP, 38,657 shares of Common Stock held by WP, 10,000 shares of Series A Preferred Stock held by WPEP and 54,466 shares of Common Stock held by Mr. Moorhead. Mr. Moorhead is a general partner of WP and a managing director and member of EMWP. Shares held by WPEP and WP are included because of Mr. Moorhead's affiliation with the Warburg Pincus entities. Mr. Moorhead disclaims beneficial ownership of all shares held by WPEP and WP.

(17) Consists of 79,334 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(18) Includes 235,476 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan and 5,976 shares held in trust for which Dr. Selden is trustee.

(19) Includes 105,095 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan.

(20) Includes 573,489 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1993 Long-Term Incentive Plan and 1993 Directors' Plan. Shares owned by WPEP attributable to both Mr. Leff and Mr. Moorhead are counted only once.

                             ELECTION OF DIRECTORS

    Directors are to be elected at the Annual Meeting. The Board of Directors has fixed the number of directors at seven for the coming year. The Company's By-laws provide that the Directors of the Company will be elected at each Annual Meeting of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified.

PROPOSAL 1A--ELECTION OF DIRECTORS (OTHER THAN THE SERIES A DIRECTOR)

    The Board of Directors recommends that the nominees named below be elected Directors of the Company. The persons named in the enclosed proxy (Richard F Selden and James E. Thomas) will vote to elect the nominees named below as Directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee is presently serving as a Director and has consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee (other than the Series A Director) should become unavailable for election prior to the Annual Meeting, the persons acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable for election.

PROPOSAL 1B--ELECTION OF SERIES A DIRECTOR (TO BE VOTED ON BY HOLDERS OF SERIES A PREFERRED STOCK ONLY)

    For so long as at least 9,000 shares of Series A Preferred Stock remain outstanding, the holders of Series A Preferred Stock have the right, voting separately as a class, to elect one member to the Company's Board of Directors (the "Series A Director") to serve a term of one year. Any director elected by the holders of Series A Preferred Stock may be removed with or without cause only by the holders of Series A Preferred Stock. Any vacancy in the Board seat held by the Series A Director may be filled only by the holders of Series A Preferred Stock. Mr. Leff is presently serving as the Series A Director. Only holders of Series A Preferred Stock may vote on the election of Mr. Leff.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

    Set forth below are the name, age and length of service as a director for each member of the Board of Directors and the positions and offices held by him, his principal occupation and business experience during the past five years and the names of other publicly-held companies of which he serves as a director. Information with respect to the number of shares of Common Stock and Series A Preferred Stock, if any, beneficially owned by each director, as of February 16, 2001, appears under "Security Ownership of Certain Beneficial Owners and Management."

    WALTER GILBERT, PH.D., age 69, has served as a Director since April 2000. Since 1987, he has been the Carl M. Loeb University Professor at Harvard University in the Department of Molecular and Cellular Biology. Dr. Gilbert won the Nobel Prize in Chemistry in 1980. Previously, he was a founder and Chief Executive Officer of Biogen, Inc., a biotechnology company. Dr. Gilbert is also Vice Chairman of the Board of Myriad Genetics, Inc., a biotechnology company.

    JONATHAN S. LEFF, age 32, has served as a Director since June 2000. Since 1996, Mr. Leff has been with E.M. Warburg, Pincus & Co., LLC, a private equity investment firm, where he currently serves as Managing Director. Prior to becoming Managing Director, Mr. Leff worked as a Vice President from
January 1999 to December 1999, and as an Associate from July 1996 to
December 1998. Mr. Leff is a

Director of Intermune, Inc., a biotechnology company, and Visible
Genetics Inc., a biotechnology company.

    WILLIAM R. MILLER, age 72, has served as a Director since September 1991. In January 1991, he retired as Vice Chairman of the Board of Directors of Bristol-Myers Squibb Company, a pharmaceutical company, a position he had held since 1985. Mr. Miller is the Chairman of the Board of Directors of Vion Pharmaceuticals, Inc.; and a Director of ImClone Systems, Inc.; and Isis Pharmaceuticals, Inc., all biotechnology companies.

    RODMAN W. MOORHEAD, III, age 57, has served as Chairman of the Board of Directors since May 1992. Since 1973, he has been with E.M. Warburg, Pincus & Co., LLC, a private equity investment firm, where he currently serves as a Senior Advisor. He is also a Director of Chancellor Academies, Inc., an operator of charter schools and for-profit elementary schools; Coventry Corporation, a health maintenance organization; ElderTrust, a healthcare real estate investment company; and Scientific Learning Corporation, a computerized special education training company.

    RICHARD F SELDEN, M.D., PH.D., age 42, is the founder of the Company. He has served as Chief Scientific Officer, Chairman of the Scientific Advisory Board and a Director since the Company's inception in 1988 and as President and Chief Executive Officer since June 1994. Prior to founding the Company, Dr. Selden was an Instructor in Pediatrics at Harvard Medical School. He received an A.B. in Biology from Harvard College, an A.M. in Biology from Harvard University Graduate School of Arts and Sciences, a Ph.D., in Genetics from the Division of Medical Sciences at Harvard Medical School and an M.D. from Harvard Medical School.

    JAMES E. THOMAS, age 40, has served as a Director since May 1992.
Mr. Thomas currently serves as Managing Partner of Thomas, McNerney & Partners, LLC, a private equity investment firm. From 1989 to 2000, Mr. Thomas was with E.M. Warburg, Pincus & Co., LLC, a private equity investment firm, where he most recently served as Managing Director. Mr. Thomas is also a Director of The Medicines Company, Inc., a biotechnology company.

    WAYNE P. YETTER, age 55, has served as a Director since November 1999. Since September 2000, Mr. Yetter has served as Chairman of the Board of Directors and Chief Executive Officer of Synavant Inc., formerly a subsidiary of IMS
Health, Inc., a pharmaceutical relationship management solutions company. From 1999 to 2000, Mr. Yetter served as Chief Operating Officer at IMS Health, Inc., which provides information services for the healthcare industry. From 1997 to 1999, he served as President and Chief Executive Officer of Novartis Pharmaceutical Corporation, a pharmaceutical company. From 1991 to 1997,
Mr. Yetter served as President and Chief Executive Officer of Astra
Merck, Inc., a pharmaceutical company.

               THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF
                         THE NOMINEES DESCRIBED ABOVE.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors. The Directors on the Audit Committee are Messrs. Miller, Thomas, and Yetter, each of whom are Non-Employee Directors (as defined below).

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2000 with management. Among other things, the Audit Committee discussed the quality and clarity of the financial disclosures in the financial statements.

    The Audit Committee reviewed the audited financial statements with Ernst & Young LLP ("Ernst & Young"), the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgement as to the quality and clarity of the audited financial statements and TKT's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed the independence of the independent auditors from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

    The Audit Committee also discussed with Ernst & Young the overall scope and plans for its audit. The Audit Committee meets regularly with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee met three times during fiscal 2000, one of which was telephonic, and all members were present at each meeting. See "Report of the Audit Committee" below.

    The Company also has a standing Compensation Committee of the Board of Directors. The Directors on the Compensation Committee are Messrs. Miller and Moorhead. The Compensation Committee, among other things, makes recommendations concerning salaries of each Executive Officer of the Company and administers all incentive or stock option plans or arrangements established by the Company, including the grant of stock options and the issuance of restricted shares to employees, on behalf of the Board of Directors. The Compensation Committee also establishes and negotiates the arrangements and the engagement of the terms of any employment agreements and arrangements with, and termination of, all Executive Officers of the Company. The Compensation Committee met twice during fiscal 2000, one of which was telephonic, and all members were present at each meeting. See "Report of the Compensation Committee" below.

    The Company does not have a Nominating Committee or a committee serving a similar function. Nominations of Directors are made by and through the full Board of Directors.

    The Board of Directors held six meetings during fiscal 2000, two of which were telephonic. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board on which he served during 2000 either in person or telephonically, except that Dr. Gilbert attended three of the five Board meetings held after he joined the Board.

DIRECTORS' COMPENSATION

    In general, the Company compensates directors who are not employees of the Company ("Non-Employee Directors") for service as directors in the amount of $1,000 for attendance at each meeting of the Board, other than telephonic meetings. Messrs. Moorhead and Leff are not compensated for their respective service as directors. The Company does not compensate Non-Employee Directors for attendance at meetings of Board Committees.

    Non-Employee Directors are also entitled to participate in the Company's 1993 Non-Employee Directors' Stock Option Plan (the "1993 Directors' Plan"), which is administered by the Compensation Committee of the Board of Directors. The 1993 Directors' Plan provides for an automatic option grant on the first business day immediately following each Annual Meeting to each director who
(i) is not an employee of the Company or of any subsidiary, affiliate or five or more percent stockholder of the Company and (ii) does not own or hold any Common Stock which was purchased prior to the approval of the 1993 Directors' Plan and which remains, at the time the director is being considered for eligibility for any specific grant under the 1993 Directors' Plan, subject to substantial risk of forfeiture under an agreement entered into with the Company. Any director who becomes such an employee shall cease to be eligible for any further option grants under the 1993 Directors' Plan while such an employee, but shall not, by reason of becoming such an employee, cease to be eligible to retain options previously granted under the 1993 Directors' Plan. The annual option grant under the 1993 Directors' Plan is to purchase 6,750 shares of Common Stock at an exercise price per share equal to the fair market value on the date of grant. Currently, Dr. Gilbert and Messrs. Miller, Thomas and Yetter are eligible to receive option grants under the 1993 Directors' Plan.

    The following table describes the cash payments and options granted under the 1993 Directors' Plan to Non-Employee Directors during 2000.

                             DIRECTOR COMPENSATION

             NAME OF NON-EMPLOYEE                CASH PAYMENTS   SECURITIES UNDERLYING OPTIONS
                   DIRECTOR                         IN 2000             GRANTED IN 2000
             --------------------                -------------   -----------------------------
Walter Gilbert.................................      $2,000                  2,500

Jonathan S. Leff...............................          --                     --

William R. Miller..............................       4,000                  6,750

Rodman W. Moorhead, III........................          --                     --

James E. Thomas................................       3,000                  6,750

Wayne P. Yetter................................       4,000                  6,750

CERTAIN TRANSACTIONS

    In May 1991, Richard F Selden, the President and Chief Executive Officer of the Company, borrowed $125,000 from the Company pursuant to a promissory note (the "Note"). As amended in June 1993, interest accrues on the outstanding principal balance of the Note at a rate equal to one percent above the average yield for one-year United States Treasury Bills. The Board of Directors has deferred the payment of outstanding principal and interest accrued thereon since 1992. In February 2000, the Board of Directors agreed to forgive the Note in two stages. In February 2000, $80,068 of the outstanding principal and interest accrued thereon was forgiven, and Dr. Selden was paid $71,003 for the income tax liability related to such forgiveness and, in December 2000, the remaining $83,217 of outstanding principal and interest accrued thereon was forgiven, and Dr. Selden was paid $73,796 for the income tax liability related to such forgiveness.

    In May 2000, the Company entered into a Reimbursement Agreement with William
H. Pursley, Senior Vice President, Commercial Operations (the "Reimbursement Agreement"). Pursuant to the Reimbursement Agreement, the Company guaranteed a letter of credit in the amount of $450,000 for Mr. Pursley. Mr. Pursley remains primarily responsible for such letter of credit and has paid all associated costs and fees.

    The Company is a party to a license agreement with Aventis, whereby Aventis was granted exclusive rights to make, use and sell, worldwide, certain therapeutic products produced under patent rights and technologies owned by the Company (the "Aventis License Agreement"). The Aventis License Agreement provides for fees and milestone payments to be paid by Aventis to the Company. During the fiscal year ended December 31, 2000, Aventis paid $3,500,000 to the Company under the Aventis License Agreement.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The table below sets forth certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated Executive Officers of the Company for the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                                     COMPENSATION
                                                                                                        AWARDS
                                                              ANNUAL COMPENSATION                    -------------
                                                -----------------------------------------------       SECURITIES      ALL OTHER
                                                                                OTHER ANNUAL          UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR     SALARY($)      BONUS($)(1)   COMPENSATION($)(2)      OPTIONS(#)(3)      ($)(4)
---------------------------          --------   ---------      -----------   ------------------      -------------   ------------
Richard F Selden, M.D., Ph.D.......    2000     $350,000         $140,000         $348,054(5)             60,000        $25,790
  President and Chief Executive        1999      290,000          125,000           47,571(5)             50,000          5,170
  Officer                              1998      275,000          100,000           48,093(5)             25,000          5,346

Daniel E. Geffken..................    2000      225,000           75,000               --                36,000         15,722
  Senior Vice President, Finance       1999      200,000           75,000               --                20,000          5,170
  and Chief Financial Officer          1998      190,000           25,000               --                10,000          5,346

William H. Pursley.................    2000      255,000           70,000               --                24,000         26,017(6)
  Senior Vice President, Commercial    1999      172,398(7)        50,000          457,711(8)            170,000            213
  Operations

Douglas A. Treco, Ph.D.............    2000      250,000           75,000               --                36,000         25,805
  Senior Vice President, Research      1999      231,000           60,000               --                25,000          5,170
  and Development                      1998      220,000           40,000               --                15,000          5,346

Joseph G. Habarta, Ph.D............    2000      200,000           50,000               --                    --         16,216
  Vice President, Quality              1999       33,333(9)            --               --                    --             82

--------------------------

(1) Bonuses indicated as earned in any fiscal year were generally paid in the following fiscal year.

(2) In accordance with the rules promulgated by the SEC, Other Annual Compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(3) Option grants reflect elements of compensation earned during the fiscal year indicated. However, in certain instances, such options were not granted until the beginning of the next fiscal year.

(4) All Other Compensation in 2000 includes the following: (a) the Company's contributions under the Transkaryotic Therapies, Inc. Deferred Compensation Plan adopted October 1, 2000 in the amount of $20,000 for Drs. Selden and Treco and Mr. Pursley, and $10,000 for Mr. Geffken and Dr. Habarta; (b) the Company's contributions under the Company's 401(k) Plan in the amount of $5,250 for Drs. Selden, Treco and Habarta and Messrs. Geffken and Pursley; and (c) the taxable portion of group term life insurance premiums paid by the Company for Dr. Selden in the amount of $540, Dr. Treco in the amount of $555, Mr. Pursley in the amount of $767, and Mr. Geffken and Dr. Habarta in the amount of $472.

(5) Other Annual Compensation for Dr. Selden includes $15,264, $14,571 and $14,927 in 2000, 1999 and 1998, respectively, for the payment of certain travel related expenses and also includes amounts for the payment of insurance premiums and certain financial planning services and the reimbursement of the related tax liability for such expenses. In addition, such amount for 2000 includes the forgiveness of the Note and reimbursement of the related tax liability for such forgiveness. See CERTAIN TRANSACTIONS above.

(6) In addition to the compensation described herein, the Company guaranteed a letter of credit in the amount of $450,000 for Mr. Pursley. Mr. Pursley remains primarily responsible for such letter of credit and has paid all associated costs and fees. See CERTAIN TRANSACTIONS discussed above.

(7) Mr. Pursley commenced employment with the Company in April 1999.

(8) Other Annual Compensation for Mr. Pursley in 1999 consisted of relocation expenses and reimbursement for related tax liability for such relocation expenses.

(9) Dr. Habarta commenced employment with the Company in November 1999.

    OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2000 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                 ----------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                                          PERCENT OF                                ASSUMED ANNUAL RATES OF STOCK
                                                        TOTAL OPTIONS                               PRICE APPRECIATION FOR OPTION
                                 NUMBER OF SECURITIES     GRANTED TO     EXERCISE OR                           TERM(1)
                                  UNDERLYING OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------------
NAME                                 GRANTED (#)        FISCAL YEAR(2)    ($/SHARE)       DATE          5%($)          10%($)
----                             --------------------   --------------   -----------   ----------   -------------   -------------
Richard F Selden, M.D.,
  Ph.D.........................         50,000                3.9%         $33.375        2/4/10      $1,049,468      $2,659,558
                                        60,000                4.7%          37.750      12/13/10       1,424,446       3,609,827

Daniel E. Geffken..............         20,000                1.6%          33.375        2/4/10         419,787       1,063,823
                                        36,000                2.8%          37.750      12/13/10         854,668       2,165,896

William H. Pursley.............         20,000                1.6%          33.375        2/4/10         419,787       1,063,823
                                        24,000                1.9%          37.750      12/13/10         569,779       1,443,931

Douglas A. Treco, Ph.D.........         25,000                2.0%          33.375        2/4/10         524,734       1,329,779
                                        36,000                2.8%          37.750      12/13/10         854,668       2,165,896

Joseph G. Habarta, Ph.D........             --                 --               --            --              --              --

--------------------------

(1) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock, which will benefit all stockholders proportionately.

(2) Calculated based on options to purchase an aggregate of 1,262,100 shares of Common Stock under the Company's 1993 Long-Term Incentive Plan to employees during the fiscal year ended December 31, 2000.

    OPTION EXERCISES AND YEAR-END VALUES. The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2000. None of the Named Executive Officers exercised any stock options during 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                        OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
NAME                                    EXERCISABLE / UNEXERCISABLE   EXERCISABLE / UNEXERCISABLE
----                                    ---------------------------   ----------------------------
Richard F Selden, M.D., Ph.D..........         189,047/ 124,524             $3,536,159/ $1,727,461

Daniel E. Geffken.....................          80,333/ 85,667                 810,759/ 896,181

William H. Pursley....................          49,667/ 144,333                473,251/ 1,528,709

Douglas A. Treco, Ph.D................          87,476/ 54,238                 914,414/ 401,768

Joseph G. Habarta, Ph.D...............          12,500/ 62,500                      --/ --

------------------------

(1) Value of Unexercised In-the-Money Options represents the difference between the last reported sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 2000 ($36.438) and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYMENT AGREEMENTS

    The Company is a party to employment agreements with each of the Named Executive Officers. Each employment agreement contains provisions for establishing the annual base salary and bonus for each such executive officer. Pursuant to the terms of the employment agreements, the 2001 annual base salary for each of Dr. Selden, Mr. Geffken, Mr. Pursley, Dr. Treco and Dr. Habarta has been established at $400,000, $280,000, $285,000, $285,000, and $225,000,
respectively. In addition, each of the Named Executive Officers is eligible to receive an annual bonus based upon the achievement of individual and Company goals. The employment agreements may be terminated by the executive or by the Company. Under the terms of each such employment agreement, if the Company terminates the executive's employment without cause (as defined therein), or, in some cases, if the executive terminates his employment for certain reasons, the Company is required to pay to such executive severance payments at the executive's base salary rate for 12 months (18 months in the case of Dr. Selden) (the "Severance Period"), to be reduced by an amount equal to the amount of any other compensation earned by such individual during such Severance Period. Certain of the employment agreements also provide for payments to be made to the executive in the event of cessation of employment as a result of a disability. Under each of the employment agreements, the executive shall be bound by certain non-compete obligations for two years after termination of employment (one year if the Company terminates such executive's employment other than for cause).

REPORT OF THE COMPENSATION COMMITTEE

    The Board of Directors of the Company has delegated to the Compensation Committee of the Board of Directors the responsibility for establishing compensation policies with respect to TKT's executive officers. The objectives of the executive compensation program established by the Compensation Committee are to establish compensation levels designed to enable TKT to attract, retain and reward executive officers who contribute to the long-term success of TKT so as to support the achievement of TKT's long-term strategic objectives, to enhance stockholder value and, to the extent possible, to maximize the deductibility of compensation for tax purposes.

    The Compensation Committee makes decisions each year regarding executive compensation, including annual base salaries, bonus awards, stock option grants and restricted stock awards. These components are administered with the goals of providing total compensation that is competitive in the marketplace, recognizing meaningful differences in individual performance and offering the opportunity to earn above average rewards when merited by individual and corporate performance. Bonus awards are primarily based on corporate performance, with actual awards varying according to TKT's overall performance and the individual's impact on that performance. Stock option grants and restricted stock awards are key components of the executive compensation program and are intended to provide executives with an equity interest in TKT so as to link a meaningful portion of the compensation of TKT's executives with the performance of TKT's Common Stock.

    This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal 2000 as they affected Dr. Selden, in his capacity as President and Chief Executive Officer of TKT, and the other executive officers of TKT. In making decisions regarding executive compensation, the Compensation Committee considered the input of TKT's other directors and the results of an informal study conducted by members of management and presented to the Compensation Committee relating to comparable biotechnology firms with a particular focus on those located in the eastern United States. While compensation survey data are useful guides for comparative purposes, TKT believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance and, to that extent, the Compensation Committee applies judgment in reconciling the program's objectives with the Company's need to retain valued employees. Compensation Committee members are all non-employee directors.

EXECUTIVE COMPENSATION PROGRAM

    Annual compensation for TKT's executives consists of three principal elements: base salary, cash bonus and stock option grants. In addition, TKT executives may be eligible to participate in certain TKT executive compensation plans, including TKT's 401(k) Plan and Deferred Compensation Plan.

BASE SALARY AND CASH BONUS

    In setting the annual base salaries for TKT's executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of TKT, and adjusts such amounts to reflect individual performance. Many of these companies are biotechnology and pharmaceutical companies, some of which are engaged in the research, development, manufacture and sale of therapeutic proteins. TKT also regularly compares the salary levels of its executive officers with other leading companies through reviews of survey and proxy statement data and strives to provide its executive officers with cash compensation competitive, generally, with the fiftieth percentile for total annual cash compensation paid by comparable companies.

    Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on TKT and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside TKT. Adjustments to each individual's base salary are made in connection with annual performance reviews.

    Cash bonuses are tied directly to TKT's achievement of its goals and objectives and the contribution of the executive to such achievements.

STOCK OPTIONS

    Executive officer compensation also includes long-term incentives afforded by options to purchase shares of Common Stock. The purposes of TKT's stock option programs are (i) to highlight and reinforce the mutuality of long-term interests between employees and stockholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to TKT's growth and development.

    TKT's stock programs generally include long vesting periods to optimize the retention value of these options and to orient TKT's executive officers to longer term success. Generally, stock options vest in equal annual installments over two to six years commencing on the date of grant, and, if employees leave TKT before these vesting periods, they forfeit the unvested portions of these awards.

    The number of shares of Common Stock subject to stock option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to TKT. Since November 1996, the exercise price of options granted by TKT has been determined at the discretion of the Compensation Committee, although it has been set at 100% of the fair market value of the Common Stock per share on the date of grant. The value realizable from exercisable options is dependent upon the extent to which TKT's performance is reflected in the price of its Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the option's vesting schedule and not by the Compensation Committee.

DR. SELDEN'S 2000 COMPENSATION

    Dr. Selden is eligible to participate in the same executive compensation plans available to the other executive officers of TKT. The Compensation Committee believes that Dr. Selden's annual compensation, including the portion of his compensation based upon TKT's stock option program, has been set at a level competitive with other companies in the industry.

    During 2000, Dr. Selden's annual base salary was set at $350,000. For 2000, Dr. Selden was also awarded a bonus of $140,000, which was paid in 2001, and was granted an option to purchase 60,000 shares of Common Stock at the then fair market value of $37.75 per share. In addition, in February 2000, Dr. Selden received an option to purchase 50,000 shares of Common Stock at the then fair market value of $33.375 per share for services rendered during 1999.
Dr. Selden's outstanding Note was also forgiven. See CERTAIN TRANSACTIONS above.

    In determining Dr. Selden's 2000 compensation, including whether to grant him a cash bonus and stock options, the Compensation Committee considered
Dr. Selden's overall compensation package relative to that of other chief executives in the biotechnology industry and past bonuses and option grants as well as the effectiveness of Dr. Selden's leadership of TKT and the resulting success of TKT in the attainment of its goals, including advances in TKT's Gene-Activated-Registered Trademark- protein, Niche Protein-TM- product and Gene Therapy platforms.

    For 2001, Dr. Selden will receive an annual base salary of $400,000 and will be eligible for a cash bonus and stock option grants. The amount of this bonus, if any, and the size of the stock option grant, if any, will be based in part on TKT's performance against goals established by the Compensation Committee at the beginning of 2001 and, in part, on Dr. Selden's performance against individual goals established by the Compensation Committee at the beginning of 2001.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to TKT's executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate and in the best interests of TKT and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

                                          William R. Miller
                                          Rodman W. Moorhead, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000, TKT's Compensation Committee consisted of Messrs. Miller and Moorhead, each of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

ACCOUNTING MATTERS

    The Board of Directors has selected the independent accounting firm of Ernst & Young to audit the accounts of TKT for the year ended December 31, 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

    Ernst & Young was paid $59,000 by TKT for professional services relating to the audit of TKT's annual financial statements for 2000 and for review of TKT's quarterly financial statements during 2000.

ALL OTHER FEES

    Ernst & Young was paid approximately $78,530 by TKT in addition to those fees described under "Audit Fees" above, primarily in connection with the provision of tax-related advice. Ernst & Young did not perform any financial information systems design or implementation services for the Company during 2000.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Company's Board of Directors is composed of three members, Messrs. Miller, Thomas and Yetter, and acts under a written charter which was most recently amended and restated in March 2001. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

    The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young, the Company's independent auditors.

    Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from management and the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

    Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          William R. Miller
                                          James E. Thomas
                                          Wayne P. Yetter

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that, during fiscal 2000 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total stockholder return on the Company's Common Stock since October 17, 1996, the date of the Company's initial public offering, with the cumulative total return for the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index. This graph assumes the investment of $100 on October 17, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index and assumes dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                               10/17/96  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
TRANSKARYOTIC THERAPIES, INC.      $100      $123      $234      $169      $257      $243
NASDAQ COMPOSITE -- U.S.           $100      $104      $127      $179      $323      $194
NASDAQ PHARMACEUTICAL              $100      $100      $103      $132      $247      $308

                               OTHER INFORMATION

OTHER MATTERS

    Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received by the Company at its principal office in Cambridge, Massachusetts not later than December 31, 2001 for inclusion in the proxy statement for that meeting.

    If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Corporate Communications Department at its principal office in Cambridge, Massachusetts. The Company must receive such notice no earlier than March 16, 2002 and no later than April 15, 2002. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Michael J. Astrue, SECRETARY

April 30, 2001

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

I.  Membership

    A. COMPOSITION. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

    B. INDEPENDENCE. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

       1. Has not been an employee of the Company or an affiliate of the Company in the current year or in any of the past three years;

       2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

       3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

       4. Did not within the last fiscal year receive from the Company or its affiliates compensation--other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

       5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of:
           (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

       Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    C. FINANCIAL LITERACY. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    D. CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. Responsibilities of the Audit Committee

    The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

    A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

    B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate and (where appropriate) replace the outside auditor.

    C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1, as modified or amended.

    D. The Audit Committee shall discuss with the outside auditor its independence, and shall consider the compatibility of nonaudit services with the auditor's independence. The Audit Committee shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

    E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

    F. The Audit Committee shall direct and request that the outside auditor represent to the Audit Committee that the auditor has brought to the attention of the Audit Committee the matters about which Statement on Auditing Standards No. 61 (as amended) requires discussion, and shall discuss such matters with the outside auditor.

    G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

    H. The Audit Committee shall prepare for inclusion in any proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), following the 2000 annual meeting of security holders, the report described in 17 C.F.R Section 228.306.

    I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller and the most senior other person, if any, responsible for the internal audit activities that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, the Chairman shall be authorized to confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

    J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

    K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

    L. The Audit Committee shall prepare minutes of its meetings that shall be presented to the Board of Directors for review. The Audit Committee may determine that some or all of its minutes shall not be made available to members of management who are directors of the Company.

    M. The Audit Committee shall regularly report to the board of directors concerning any action the Audit Committee in the exercise of its business judgment believes the board of directors should consider.

                          TRANSKARYOTIC THERAPIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS


                       PROXY FOR COMMON STOCK HOLDERS ONLY


                           TO BE HELD ON JUNE 14, 2001

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

THE UNDERSIGNED, REVOKING ALL PRIOR PROXIES, HEREBY APPOINTS RICHARD F SELDEN AND JAMES E. THOMAS, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION, AS PROXIES TO REPRESENT AND VOTE AS DESIGNATED HEREON ALL SHARES OF STOCK OF TRANSKARYOTIC THERAPIES, INC. (THE "COMPANY") WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON THURSDAY, JUNE 14, 2001, AT 10:00 A.M., EASTERN STANDARD TIME, AT THE OFFICES OF HALE AND DORR LLP, 60 STATE STREET, BOSTON, MASSACHUSETTS AND AT ANY ADJOURNMENT THEREOF, WITH RESPECT TO THE MATTERS SET FORTH ON THE REVERSE SIDE HEREOF.

                PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN
                         THE ENCLOSED RETURN ENVELOPE.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   DETACH HERE


  X    Please mark votes as in this example.
-----

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

PROPOSAL 1A.  To elect the following six directors for the ensuing year:

NOMINEES: Walter Gilbert, William R. Miller, Rodman W. Moorhead, III, Richard F Selden, James E. Thomas and Wayne P. Yetter.

____For           ____Withheld

--------------------------------------
For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT _____

MARK HERE IF YOU PLAN TO ATTEND THE MEETING _____


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:_______________________  Date:___________________________

Signature:_______________________  Date:___________________________

                          TRANSKARYOTIC THERAPIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS



                         PROXY FOR SERIES A HOLDERS ONLY
                         -------------------------------


                           TO BE HELD ON JUNE 14, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  THE COMPANY

THE UNDERSIGNED, REVOKING ALL PRIOR PROXIES, HEREBY APPOINTS RICHARD F SELDEN AND JAMES E. THOMAS, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION, AS PROXIES TO REPRESENT AND VOTE AS DESIGNATED HEREON ALL SHARES OF STOCK OF TRANSKARYOTIC THERAPIES, INC. (THE "COMPANY") WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON THURSDAY, JUNE 14, 2001, AT 10:00 A.M., EASTERN STANDARD TIME, AT THE OFFICES OF HALE AND DORR LLP, 60 STATE STREET, BOSTON, MASSACHUSETTS AND AT ANY ADJOURNMENT THEREOF, WITH RESPECT TO THE MATTERS SET FORTH ON THE REVERSE SIDE HEREOF.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                                RETURN ENVELOPE.




                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   DETACH HERE


 X  Please mark votes as in this example.
---

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

PROPOSAL 1A.  To elect the following six directors for the ensuing year:

NOMINEES: Walter Gilbert, William R. Miller, Rodman W. Moorhead, III, Richard F Selden, James E. Thomas and Wayne P. Yetter.


____For           ____Withheld


--------------------------------------
For all nominees except as noted above



PROPOSAL 1B.  To elect the following director for the ensuing year:

NOMINEES:  Jonathan Leff.

____For           ____Withheld

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT _____

MARK HERE IF YOU PLAN TO ATTEND THE MEETING _____


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:_______________________  Date:___________________________

Signature:_______________________  Date:___________________________